Exhibit 5.1

Our ref          MUL/730679-000001/55985948v2

Estre Ambiental, Inc.
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands

26 July 2018

Dear Sirs

Estre Ambiental, Inc.

We have acted as counsel as to Cayman Islands law to Estre Ambiental, Inc. (the "Company") in connection with the registration statement on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "Act") (including its exhibits, the "Registration Statement") relating to, among other things, 38,989,2241 ordinary shares of the Company of par value US$0.0001 each ("Ordinary Shares") of which: (a) 24,501,399 Ordinary Shares are issuable upon the exercise of the warrants of the Company (“Warrants”) that were registered on the Company's registration statement on Form F-4 (File No. 333-220428) (the “F-4 Registration Statement”), as amended by the Registration Statement which constitutes the post-effective amendment no. 1 to the F-4 Registration Statement; and (b) 14,487,842 Ordinary Shares have been issued to, and which may be offered by, the selling shareholders identified in the Registration Statement (together, the "Selling Shareholders"). This opinion letter is given in accordance with the terms of the Legal Matters section of the Registration Statement.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1
The certificate of incorporation dated 11 September 2017, the certificate of incorporation on change of name dated 22 December 2017 and the amended and restated memorandum and articles of association of the Company as registered or adopted on 21 December 2017.

1.2
The written resolutions of the board of directors of the Company dated 21 December 2017 (the "Resolutions") and the corporate records of the Company maintained at its registered office in the Cayman Islands.

1.3	A certificate of good standing with respect to the Company issued by the Registrar of Companies (the "Certificate of Good Standing").

1.4	A certificate from a director of the Company a copy of which is attached to this opinion letter (the "Director's Certificate").

1.5	A copy of the register of members of the Company dated 28 June 2018 (the "Register of Members").

1.6	The Registration Statement.

1.7
The Assignment, Assumption and Amendment Agreement dated as of 21 December 2017 in respect of the Warrants between the Company, Estre USA Inc. and Continental Stock Transfer & Trust Company and the form of warrant certificate constituting the Warrants (the "Warrant Documents").

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter.  In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1
The Warrant Documents have been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.2
The Warrant Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York (the "Relevant Law") and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.3
The choice of the Relevant Law as the governing law of the Warrant Documents has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands).

2.4	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.5	All signatures, initials and seals are genuine.

2.6
The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws and regulations of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Warrant Documents.

2.7	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Warrants or the Ordinary Shares.

2.8
There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Warrant Documents.

2.9
No monies paid to or for the account of any party under the Warrant Documents or any property received or disposed of by any party to the Warrant Documents in each case in connection with the Warrant Documents or the consummation of the transactions contemplated thereby represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Law (2018 Revision) and the Terrorism Law (2018 Revision), respectively).

2.10	The Company will receive money or money's worth in consideration for the issue of the Ordinary Shares and none of the Ordinary Shares were or will be issued for less than par value.

2.11	The completeness and accuracy of the Register of Members.

2.12
There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the Relevant Law or the Federative Republic of Brazil.

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion letter.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2
Based solely of our inspection of the Register of Members, the Selling Shareholders have valid title to their respective Ordinary Shares and such Ordinary Shares have been duly authorised, legally issued and are fully paid and non-assessable and there are no entries or notations indicating any third party interests, including any security interest as at the date hereof.

3.3
The Ordinary Shares to be issued by the Company as contemplated by the F-4 Registration Statement, as amended by the Registration Statement, upon the exercise of the Warrants in accordance with the Warrant Documents have been authorised for issue, and when issued by the Company against payment in full of the consideration as set out in the F-4 Registration Statement, as amended by the Registration Statement, and the Warrant Documents and in accordance with the terms set out in the F-4 Registration Statement, as amended by the Registration Statement, and the Warrant Documents, such Ordinary Shares will be validly issued, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1
The term "enforceable" as used above means that the obligations assumed by the Company under the Warrant Documents are of a type which the courts of the Cayman Islands will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)
enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)
enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)
where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction; and

(d)	some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences.

4.2
To maintain the Company in good standing with the Registrar of Companies under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.3
Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands, but if such an application were made in respect of the Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

4.4
In this opinion letter, the phrase "non-assessable" means, with respect to the Ordinary Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the Warrant Documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion letter is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Maples and Calder
Maples and Calder

Estre Ambiental, Inc.
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands

26 July 2018

To:          Maples and Calder
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands

Dear Sirs

Estre Ambiental, Inc. (the "Company")

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the "Opinion") in relation to certain aspects of Cayman Islands law.  Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion.  I hereby certify that:

1	The Memorandum and Articles remain in full force and effect and are unamended.

2	The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges of the Company.

3
The Resolutions were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

4	The authorised share capital of the Company is US$30,000 divided into 290,750,000 ordinary shares of a par value of US$0.0001 each and 9,250,000 Class B shares of a par value of US$0.0001 each.

5	The shareholders of the Company (the "Shareholders") have not restricted the powers of the directors of the Company in any way.

6
There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement and any documents in connection therewith.

7
The sole director of the Company at the date of the Resolutions was as follows: David Phillips. The directors of the Company at the date of this certificate are as follows: Andreas Yutaka Gruson, Robert Boucher, Jr., Richard Burke, Ricardo Pelúcio, John Morris, Jr., Sergio Pedreiro, Dr. Klaus Pohle, Stephen Trevor, Fábio Pinheiro and Gesner Oliveira.

8
The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Shareholders and directors (or any committee thereof) of the Company (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings or passed by written resolution or consent, as the case may be.

9
Prior to, at the time of, and immediately following the approval of the transactions the subject of the Registration Statement, the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the transactions the subject of the Registration Statement for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

10
Each director of the Company considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

11
To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction.  Nor have the directors or Shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company.  Nor has any receiver been appointed over any of the Company's property or assets.

12
To the best of my knowledge and belief, having made due inquiry, there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company.

13	The Registration Statement has been, or will be, authorised and duly executed and delivered by or on behalf of all relevant parties in accordance with all relevant laws.

14	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Warrants or the Ordinary Shares.

15
The Ordinary Shares to be issued pursuant to the Registration Statement and the Warrant Documents have been, or will be, duly registered, and will continue to be registered, in the Company's register of members (shareholders).

16	The Company is not a central bank, monetary authority or other sovereign entity of any state and is not a subsidiary, direct or indirect, of any sovereign entity or state.

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

Signature:
Name:
Title:	Director